EXHIBIT 10.1

AMENDMENT NO. 1 TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended November 16, 2005)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, and having amended and restated the Plan as of November 16, 2005, hereby amends the restated Plan as follows effective as of February 21, 2007:

Section 2.16, “Fair Market Value,” is revised in its entirety to read as follows:

2.16 “Fair Market Value” means the closing market price of Shares, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the closing market price of Shares on the nearest day after the relevant date, as determined by the Committee.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

By:	/s/ Charles Broom
Name:	Charles Broom
Title:	Senior Vice President

Date:	February 27, 2007